UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
November 14, 2022

SSR Mining Inc.
(Exact name of Registrant as Specified in Its Charter)

British Columbia
(State or Other Jurisdiction of Incorporation)

001-35455
(Commission File Number)

98-0211014
(I.R.S. Employer Identification No.)

6900 E. Layton Ave., Suite 1300, Denver, Colorado USA 80237
(Address of principal executive offices) (zip code)

(303) 292-1299
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares without par value	SSRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE
SSR Mining Inc. (the “Company”) is filing this Current Report on Form 8-K/A (Amendment No. 1) (the “8K/A”) in order to amend its previously filed Current Report on Form 8-K, as filed with the Securities and Exchange Commission on November 14, 2022 (the “Initial 8K”), in order to provide disclosure of the material terms of the employment arrangement between the Company and William MacNevin disclosed in the Initial 8K. The 8K/A solely relates to the update of the terms of the employment arrangement and the Company is not updating any other information pertaining to any other matter disclosed in the Initial 8K.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2022, SSR Mining Inc. (the “Company”) issued a news release announcing the restructuring of the Chief Operating Officer role into two Executive Vice President positions, with one focused on Growth and Innovation and the second focused on Operations and Sustainability. In connection with the restructuring of the Chief Operating Officer role, on November 11, 2022, the Company issued a news release announcing that William (Bill) MacNevin, age 57, has been appointed as Executive Vice President, Operations and Sustainability, effective as of January 1, 2023. Also in connection with the restructuring of the Chief Operating Officer role, Stewart Beckman left his position as the Company’s Chief Operating Officer on December 15, 2022.

The Company entered into an employment agreement (the “Employment Agreement”) with Mr. MacNevin, effective January 1, 2023, which is substantially similar to the employment agreements entered into by other executive officers. The Employment Agreement provides that Mr. MacNevin will receive an annual base salary of $525,000, subject to annual review, and he will be eligible to receive annual incentive compensation with a target amount of 75% of his base salary and a maximum opportunity of 150% of base salary. In addition, the Employment Agreement provides that Mr. MacNevin will be eligible for an annual long-term incentive award with a target value of 150% of base salary. In the event that Mr. MacNevin’s employment is terminated by the Company without “cause” or by Mr. MacNevin with “good reason” (each as defined in the Employment Agreement), Mr. MacNevin will be entitled to, subject to certain conditions, (a) a pro rata annual bonus based on the average bonus paid to Mr. MacNevin over the previous two years (or his target bonus in the absence of two years of bonus history), (b) a lump sum payment equal to two times his base salary and annual bonus (based on the average bonus paid to Mr. MacNevin over the previous two years or his target bonus in the absence of two years of bonus history) and (c) continued participation in the Company’s benefit plans for 24 months following his termination (or, if earlier, the date Mr. MacNevin becomes eligible for substantially similar benefits under a benefit plan of a different employer). In the event that the above-described termination of Mr. MacNevin’s employment is within 12 months of a change in control, Mr. MacNevin will also receive accelerated vesting of any outstanding equity awards held by him at the time his employment terminates.

The Employment Agreement contains certain restrictive covenants, including confidentiality of information, non-competition, non-solicitation of employees and non-disparagement covenants.

Item 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SSR Mining Inc.

By:	/s/ Michael J. Sparks
Name:	Michael. J. Sparks
Title:	Executive Vice President and Chief Legal & Administrative Officer

Dated: January 6, 2023